                                                                   Exhibit 10(k)

                             LANIER WORLDWIDE, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                  (as amended and restated as of July 1, 1997)

                             LANIER WORLDWIDE, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                  (as amended and restated as of July 1, 1997)

                               ARTICLE I - PURPOSE

        The Lanier Worldwide, Inc. Supplemental Executive Retirement Plan (the "SERP"), amended and restated as of July 1, 1997, is intended to provide deferred compensation to a "select group of management or highly compensated employees" (as defined in section 201(a) of ERISA) who are eligible to participate in the Pension Plan pursuant to Article Three.

                            ARTICLE II - DEFINITIONS

        Except as otherwise set forth below, each capitalized term used herein shall have the meaning set forth in the Pension Plan.

2.1. CODE - means the Internal Revenue Code of 1986, as amended from time to time.

2.2. COMMITTEE - means the Pension and Retirement Committee of the Board of Directors of the Corporation.

2.3. CORPORATION - means Lanier Worldwide, Inc. and any successor to such corporation.

2.4. ERISA - means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.5. PARTICIPANT - means any individual who fulfills the eligibility requirements contained in Article III hereof and whose beneficial interest in the SERP has not been distributed in full.

2.6.    PENSION PLAN - means the Lanier Worldwide, Inc.  Pension Plan.

2.7. SERP - means this Lanier Worldwide, Inc. Supplemental Executive Retirement Plan as amended from time to time.


                   ARTICLE III - ELIGIBILITY AND PARTICIPATION

        Any Participant in the Pension Plan who is a member of a select group of management and highly compensated employees of the Corporation and whose retirement benefits upon termination of employment are limited under the Pension Plan by the provisions of section 401(a)(17) or 415 of the Code shall become a Participant in the SERP automatically upon application of such limitations.

                         ARTICLE IV - AMOUNT OF BENEFITS

        The amount of the benefit payable hereunder shall be the excess of (a) the amount of the retirement benefit that would have been payable under the Pension Plan to such Participant but for the limitations contained in the Pension Plan to effect compliance with sections 401(a)(17) and 415 of the Code, less (b) the amount of the retirement benefit that is actually payable under the provisions of the Pension Plan to such Participant.

                          ARTICLE V - BENEFIT PAYMENTS

        The supplemental pension calculated under Article IV shall be paid to a Participant or his Beneficiary, if applicable, in the same manner and form as the payment of the retirement benefits of such Participant, or Beneficiary, under the Pension Plan. Any factors or conditions applicable to a Participant's or a Beneficiary's benefit under the Pension Plan shall be applicable to such benefits under the SERP.

                        ARTICLE VI - SURVIVORS' BENEFITS

        In the event a Participant dies before his interest under the SERP has been distributed to him in full, any remaining interest shall be distributed to his Beneficiary, who shall be the person designated as his Beneficiary under the Pension Plan, in the form of a lump sum payment as soon as adminstratively practicable after the Participant's death.

                          ARTICLE VII - ADMINISTRATION

7.1 GENERAL. The Plan shall be administered by the Committee, except to the extent that any of the Committee's powers, rights or responsibilities have been delegated pursuant to Section 7.2. The Committee shall have the complete authority to interpret and construe the terms of the SERP, including, but not limited to, the status and rights of Participants, Beneficiaries and other persons under the SERP, and the manner, time and amount of payment of any distributions under the SERP. The Committee also shall have the complete authority to adopt rules for carrying out the purposes of the SERP and to make all other determinations necessary or advisable for the administration of the SERP. Any decision made by the Committee, and any interpretation or construction of any provision of the SERP by the Committee, shall be final and conclusive, and shall be binding on Participants, Beneficiaries and all other concerned parties. A Participant who has been delegated the authority to make decisions with respect to the SERP may not participate in any decision that may affect his rights or obligations under this SERP, unless the decision affects all Participants.

7.2 DELEGATION OF AUTHORITY Either the Board of Directors of the Corporation or the Committee may delegate any of the Committee's responsibilities, powers or duties under the SERP to any person or committee.

7.3 AGENTS The Committee (or its delegate) may employ attorneys, advisors and agents and may arrange for such clerical and other services as it may require in carrying out the provisions of the SERP.

7.4 LIABILITY OF DELEGATE No person to whom any responsibility, power or duty under the SERP has been delegated shall be liable for any action or failure to act under this SERP, except where such action or failure to act was due to gross negligence or fraud.

                        ARTICLE VIII - GENERAL PROVISIONS

8.1 AMENDMENT AND TERMINATION. The Corporation may amend or terminate the SERP at any time, in whole or in part, by written action of its Board of Directors.

8.2. ANTI-ALIENATION. No right or interest of any Participant or Beneficiary in the SERP shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding devolution by death or mental incapacity. Any other purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under the SERP shall not be permitted or recognized and shall be void.

8.3. UNFUNDED STATUS. The Corporation may, but is not required to, establish a trust to fund the amounts credited to Accounts under this SERP, provided that the assets in such trust are subject to the claims of the Corporation's general creditors in the event of insolvency. Any payments under the SERP shall be made out of the general assets of the Corporation, and Participants (and Beneficiaries) shall have no interest in any fund or specific asset of the Corporation. The rights of each Participant (and Beneficiary) to any payments under the SERP shall be solely those of any unsecured creditor of the Corporation.

8.4. SEVERABILITY. If any provision of the SERP is found invalid or illegal by any court having proper jurisdiction, the invalidity or illegality shall not affect the other provisions of the SERP, and the SERP shall be construed and enforced to reflect the Corporation's original intent in adopting the SERP, consistent with applicable law.

8.5. NOT A CONTRACT OF EMPLOYMENT. The SERP shall not constitute a contract of continuing employment or in any manner obligate the Corporation to continue the employment of any employee.

8.6. SUCCESSORS AND ASSIGNS. The provisions of the SERP shall bind and inure the Corporation and its successors and assigns, as well as each Participant and Beneficiary.

8.7. CONSTRUCTION. Terms expressed in the masculine gender shall be deemed to include the feminine gender, the singular shall include the plural and the plural shall include the singular, unless the context clearly indicates otherwise. Headings used herein are for convenience of reference only, and are not to be construed to alter the terms of the SERP.

8.8. GOVERNING LAW. To the extent not governed by ERISA, the SERP shall be construed in accordance with the laws of the State of Georgia, without regard to its principles of conflicts of laws.

        IN WITNESS WHEREOF, Lanier Worldwide, Inc. does hereby amend and restate this SERP, effective July 1, 1997.

Date: August 20, 1997               By  /s/ Wesley E. Cantrell
                                        ---------------------------
                                         Wesley E. Cantrell
                                         President and Chief Executive Officer